EXHIBIT 10.17


                           CHANGE OF CONTROL AGREEMENT


1.  RECITALS

         (a) This Change of Control Agreement ("Agreement") is between Dal-Tile International Inc. (the "Company") and _________________ (the "Executive") and is effective as of October 1, 2000.

         (b) The address of the Company is 7834 C.F. Hawn Freeway, PO Box 170130, Dallas, Texas 75217. The address of the Executive is 4620 Melissa Lane, Dallas, Texas 75229.

         (c) The Executive is currently employed by the Company in the capacity of ________________________ and the Executive is one of the key executives of the Company.

           (d) In consideration of the mutual promises contained herein and other good and valuable consideration, the Executive and the Company have entered into this Agreement.

2.  TERM OF THIS AGREEMENT

         (a) This Agreement shall remain in effect until December 31, 2005 (the "Agreement Termination Date"), provided that on January 1, 2004 (and each January 1st thereafter), the Agreement Termination Date shall be extended by one year, unless the Company shall have notified the Executive at least six months prior to such January 1st that the Agreement Termination Date shall not be extended.

         (b) Nothing contained in this Agreement shall prevent the Company at any time from terminating the Executive's employment with the Company or prevent the Company from removing the Executive from any position which the Executive holds in the Company, subject to the obligation of the Company to make payments and provide benefits if and to the extent required under this Agreement, which payments and benefits shall be full and complete liquidated damages, insofar as the obligations of the Company pursuant to this Agreement are concerned, for any such action taken by the Company. The Executive specifically acknowledges that, except for this Agreement, his employment by the Company is employment-at-will, subject to termination by the Executive, or by the Company, at any time with or without cause. The Executive acknowledges that such employment-at-will status cannot be modified except in a specific writing that has been authorized or ratified by the Board.

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3.  CHANGE OF CONTROL

           Notwithstanding the other provisions of this Agreement, no benefit shall be payable under this Agreement (and Sections 5 through 11, and Section 18, shall not apply) unless (i) a Change of Control of the Company shall be deemed to have occurred, (ii) the Executive shall be employed by the Company at the time of such Change of Control (except to the extent Section 3(g) is applicable), and (iii) the Executive's employment by the Company shall have been terminated (by the Executive or by the Company) within two (2) years thereafter. For purposes of this Agreement, a "Change of Control of the Company" shall be deemed to have occurred if:

         (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction;

         (b) The Company sells all or substantially all of its assets to any other corporation or other legal person, and less than fifty percent (50%) of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of voting stock of the Company immediately prior to such sale;

         (c) Any person or group of persons (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than DTI Investors LLC or its members, or any affiliate or successor of DTI Investors LLC or its members, becomes the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities (i) representing 40% or more of the issued and outstanding common stock of the Company or (ii) possessing the power to elect a majority of the Board of Directors of the Company, provided that a Change of Control under this Section 3(c) shall only be deemed to occur if such person or persons shall own at such time a greater number of shares of common stock than are owned at such time by DTI Investors LLC, or its members, or its former members (taken as a group);

         (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change of Control of the Company has occurred;

         (e) The shareholders of the Company approve the liquidation or dissolution of the Company;


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           (f) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this Section 3(f), each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period; or

           (g) At the time of determination, the Company is actively engaged in negotiations or other activities for the purpose of effecting a transaction of the type referred to in Section 3(a), (b), (c), or (e) of this Agreement and, in the case of this Section 3(g) only, the Executive's employment is terminated by the Company.

4.  NOTICE OF TERMINATION; DATE OF TERMINATION

           (a) Any termination of the Executive's employment by the Company or the Executive shall be communicated by written Notice of Termination to the other party thereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

           (b)  "Date of Termination" shall mean:

                  (i)      If the Agreement is terminated for Disability, thirty
                           (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period),

                  (ii) If the Executive's employment is terminated for Good Reason pursuant to Section 10, the date specified in the Notice of Termination, or

                  (iii) If the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.


5.  COMPENSATION AFTER CHANGE OF CONTROL

           Immediately after any Change of Control of the Company shall be deemed to have occurred, the Executive shall be entitled to receive for the remainder of the Term of this Agreement (as extended from time to time) (i) an annual base salary


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(the "Base Salary"), payable in installments in accordance with the current practice of the Company, at an annual rate at least equal to the aggregate annual base salary payable to the Executive as of the date of the Change of Control of the Company and (ii) an award under a Company incentive bonus plan offering the Executive the opportunity to earn a target bonus at least comparable to the target bonus opportunity offered under the Company's Annual Incentive Plan immediately prior to the Change of Control. Subsequent to such Change of Control, the Base Salary may be increased (but may not be decreased) at any time and from time to time by action of the Board, any committee thereof, or any individual having authority to take such action, in accordance with the Company's regular practices, and, if so increased, such increased Base Salary shall thereafter be the Base Salary for the purposes of this Agreement. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of the Company hereunder.

6.  BENEFIT PLANS

           After a Change of Control of the Company shall be deemed to have occurred,

           (a) The Company agrees to continue in effect those perquisites, and benefit or compensation plans, identified on Exhibit A hereto in which the Executive is currently participating or, with continued service or retirement would be eligible for participation (collectively referred to as the "Benefit Plans"); or to maintain plans providing substantially similar benefits; provided, however, that the Company may make modifications in such plans so long as such modifications (i) are generally applicable to all salaried employees of the Company and (ii) do not discriminate against highly-paid employees of the Company;

           (b) Except as permitted in the proviso contained in paragraph (a) above, the Company agrees not to take any action that would adversely affect the Executive's participation in, or materially reduce the benefits under, any of the Benefit Plans or deprive the Executive of any material fringe benefit currently enjoyed;

           (c) The Company agrees to provide the Executive with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date of the Change of Control of the Company or in accordance with the Executive's individual employment agreement; and

           (d) Benefits herein provided are in lieu of any severance payment benefit otherwise provided under any other Agreement, policy or practice provided by the Company except that Executive shall retain any rights that Executive has with respect to accumulated and unused vacation or vacation pay. The Executive waives all rights to any other severance payments under any such agreement, policy or practice provided, however, that this waiver shall not extend to any retirement plan,


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excess benefit plan, or applicable supplemental pension plan.

7.  TERMINATION FOR CAUSE

         (a) The Company may terminate the Executive's employment for Cause. For the purposes of this Agreement, the term "Cause" shall mean (i) the conviction of or plea of guilty by the Executive of any felony or other serious crime involving the Company, or (ii) gross or willful misconduct by the Executive in the performance of his duties hereunder, provided however, that no act shall be considered gross or willful misconduct if the Executive believed he was acting in good faith or in a manner not opposed to the interests of the Company. The Company agrees to provide to the Executive prior written notice (the "Notice") of its intention to terminate Executive's employment for Cause, such notice to state in detail the particular acts or failures to act that constitute grounds for the termination.

         (b) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

8.  TERMINATION FOR DEATH OR DISABILITY

         (a) The Executive's employment shall terminate in the event of Executive's death.

         (b) The Company may terminate Executive's employment for "Disability" if the Executive is "Disabled." For purposes of this Agreement, the Executive shall be considered Disabled only if, as a result of his incapacity due to physical or mental illness, he shall have been absent from his duties with the Company on a full-time basis for a period of one year and a physician selected by him is of the opinion that (i) he is suffering from "Total Disability" as defined in the Company's qualified pension plan as of the date hereof, or any successor plan or program and (ii) he will qualify for Social Security Disability Payment and (iii) within thirty (30) days after written notice of termination is given, he shall not have returned to the full-time performance of his duties.

         (c) If, subsequent to a Change of Control, the Executive's employment terminates on account of the Executive's death or because the Executive is Disabled, the Company shall pay to the Executive (or his successors) the amounts, and provide to the Executive the benefits, set forth in Section 11 hereof.


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9.  TERMINATION FOLLOWING RETIREMENT

         (a) Executive's employment will terminate upon the Executive's Retirement. For purposes of this Agreement, "Retirement" shall mean termination of the Executive's employment with his consent in accordance with the Company's retirement policy (including early retirement) generally applicable to its salaried employees or in accordance with any retirement arrangement established with the Executive's consent with respect to him.

         (b) In the event Executive's employment terminates as a result of Executive's Retirement, the Company shall pay to the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligation to the Executive under this Agreement, and the Executive shall not be entitled to the payments and benefits set forth in Section 11 hereof.

10.  TERMINATION OF EMPLOYMENT BY THE EXECUTIVE FOR GOOD REASON

           The Executive may terminate his employment for Good Reason. For purposes of this Agreement, Good Reason will exist if any one or more of the following occur:

         (i) Failure by the Company to honor any of its obligations under Sections 5, 6, 12, or 13; or

         (ii) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4 above and, for purposes of this Agreement, no such purported termination shall be effective; or

         (iii) Failure to elect or reelect or otherwise to maintain the Executive to or in the office or the position (or a substantially equivalent office or position) in the Company that the Executive held immediately prior to a Change of Control of the Company having been deemed to occur, or the removal of the Executive as a Director of the Company (or any successor thereto) if the Executive shall have been a Director of the Company immediately prior to the Change of Control of the Company having been deemed to occur; or

         (iv) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities (including reporting responsibilities), or duties attached to the position with the Company which the Executive held immediately prior


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                  to the Change of Control of the Company having been deemed to occur, without the prior written consent of the Executive, which is not remedied within 10 calendar days after receipt by the Company of written notice from the Executive of such change; or

         (v) A determination by the Executive made in good faith that as a result of a Change of Control of the Company having been deemed to occur and a change in circumstances thereafter significantly affecting his position, including without limitation a change in the scope of the business or other activities for which he was responsible immediately prior to a Change of Control of the Company having been deemed to occur, he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change of Control of the Company having been deemed to occur, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination; or

         (vi) The Company shall relocate its principal executive offices, or require the Executive to have his principal location of work changed, to any location which is in excess of 50 miles from the location thereof immediately prior to the change of control of the Company having been deemed to occur or to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him prior to the change of control of the Company having been deemed to occur without, in either case, his prior written consent; or

         (vii) the cessation of the Company's status as a corporation the stock of which is publicly traded on a national securities exchange.




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11.  COMPENSATION UPON CERTAIN TERMINATIONS

         (a) If, subsequent to a Change of Control, (i) the Company shall terminate the Executive's employment other than pursuant to Section 7 hereof or
(ii) the Executive shall terminate his employment for Good Reason pursuant to
Section 10 hereof, then the Company shall pay to the Executive in a lump sum on the fifteenth business day following the Date of Termination, the following amounts:

         (i) The Executive's Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

         (ii) A pro-rata portion of the Executive's target bonus for the year in which the Date of Termination occurs, based upon the number of days that have elapsed during the year in question prior to the Date of Termination.

         (iii) In lieu of any further salary and bonus payments for periods subsequent to the Date of Termination, an amount equal to 2.5 multiplied by the sum of (i) the Executive's current Base Salary at such time and (ii) the greater of (I) the average of the bonuses actually received by the Executive with respect to the two calendar years immediately preceding the year in which the Date of Termination occurs or (II) the Executive's target bonus for the year in which the Date of Termination occurs.

         (iv) All legal fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement).


         (b) If, subsequent to a Change of Control, (i) the Company shall terminate the Executive's employment other than pursuant to Section 7 hereof, or
(ii) the Executive shall terminate his employment for Good Reason pursuant to
Section 10 hereof, the Company shall maintain in full force and effect, for the Executive's continued benefit for thirty (30) months after the Date of Termination, all medical and dental employee benefit plans, programs, or arrangements in which he was entitled to participate immediately prior to the Date of Termination, provided that continued participation is possible under the general terms and provisions of such plans and programs. In the event that participation in any such plan or program is barred, the Company shall arrange to provide him with benefits substantially similar in coverage and cost to those which he is entitled to receive under such plans and programs.


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


         (c) If, subsequent to a Change of Control, (i) the Company shall terminate the Executive's employment other than pursuant to Section 7 hereof, or
(ii) the Executive shall terminate his employment for Good Reason pursuant to
Section 10 hereof, the Company shall allow the Executive, at Company expense, to utilize the services of the public accounting firm used by the Company to audit its books and records (or such other firm as shall be designated by the Company) for assistance in preparation of his tax returns relating to the taxable year in which the Executive's employment was terminated (and for any other taxable year that is affected by the Change of Control).

12.        TREATMENT OF STOCK OPTIONS

           Notwithstanding any provision to the contrary in any stock option plan or any agreement relating to the Executive that provides for less favorable treatment of any stock option or stock appreciation right, in the event of the consummation of a Change of Control of the Company (excluding for this purpose the application of Section 3(g) hereof), all stock options and stock appreciation rights granted prior to the Change of Control by the Company to the Executive with respect to the stock of the Company shall immediately vest and become immediately exercisable and shall remain so for a period of three (3) months subsequent to the date that Executive's employment is terminated. To the extent any stock option plan or any agreement relating to Executive permits Executive to exercise a stock option or a stock appreciation right for a longer period, the terms of such plan or agreement shall control.

13.  SUCCESSORS, BINDING AGREEMENT

           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as would apply if the Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall inure to the benefit of and be enforceable


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by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee, or other designee or, if there be no such designee, to his estate.

14.  NOTICE

           Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by facsimile, overnight delivery service, or United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

15.  MISCELLANEOUS

           No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

16. VALIDITY

           The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

17.  COUNTERPARTS

           This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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18.  ALTERNATIVE DISPUTE RESOLUTION

           Any and all disputes arising out of or relating to this Agreement or the breach, termination or validity thereof shall be settled by arbitration before a sole arbitrator in accordance with the then current CPR Rules for Non-Administered Arbitration. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 116, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitration shall be held in Dallas, Texas and, unless the parties agree otherwise, the arbitrator shall be selected from CPR's panel of neutrals.

           Either party may demand arbitration by sending to the other party by certified mail a written notice of demand for arbitration, setting forth the matters to be arbitrated. The arbitrator shall have the authority to award only compensatory damages, and neither party shall be entitled to written or deposition discovery from the other. The Company will pay the fees and expenses of the arbitrator, as well as any attorneys' fees, expert witness fees, and other expenses to the extent provided in Section 21 hereof. The arbitrator shall have no authority to alter, amend or modify any of the terms and conditions of this Agreement.

           Before arbitrating the dispute, the parties, if they so agree, may endeavor to settle the dispute by mediation under the then current CPR Mediation Procedure. Unless otherwise agreed, the parties will select a mediator from the CPR panel of neutrals. If the mediation is not successfully concluded within thirty (30) days, the dispute will proceed to arbitration as set forth above.

           Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive his full compensation in effect immediately before any notice of termination giving rise to the dispute was given and continue him as a participant in all compensation, benefit and insurance plans in which he was then participating, until an award has been entered by the arbitrator. Any amounts paid hereunder shall be set off against or reduced by any other amounts due under this Agreement.

19.        CERTAIN TAX MATTERS

           (a)    ADDITIONAL PAYMENTS

                  (i) Anything in this Agreement to the contrary notwithstanding (other than as provided in Section 19(b) hereof), in the event it shall be determined (as hereafter provided) that any payment or distribution to or for the Executive's benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any


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                           other agreement, policy, plan, program or
                           arrangement (including without limitation any stock option agreement), or similar right (a "Payment"), would be subject to the excise tax imposed by
                           Section 4999 of the Internal Revenue Code of 1986 (the "Code") (or any successor provision thereto), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (ii) Subject to the provisions of Section 19(a)(v), all determinations required to be made under this Section 19(a), including whether an Excise Tax is payable by the Executive, the amount of such Excise Tax, whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment, shall be made by a nationally-recognized legal or accounting firm (the "Firm") selected by the Company in the Company's sole discretion. The Executive agrees to direct the Firm to submit its determination and detailed supporting calculations to both the Executive and the Company as promptly as practicable. If the Firm determines that any Excise Tax is payable by the Executive and that a Gross-Up Payment is required, the Company shall pay the Executive the required Gross-Up Payment within fifteen business days after receipt of such determination and calculations. If the Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. Any determination by the Firm as to the amount of the Gross-Up Payment shall be binding upon the Executive and the Company. As a result of the uncertainty in the application of
                           Section 4999 of the Code (or any successor provision thereto) at the time of the initial determination by the Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"). In the event that the Company exhausts its remedies pursuant to Section 19(a)(v) hereof and the Executive


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                           thereafter is required to make a payment of any
                           Excise Tax, the Executive may direct the Firm to determine the amount of the Underpayment (if any) that has occurred and to submit its determination and detailed supporting calculations to both the Executive and the Company as promptly as possible. Any such Underpayment shall be promptly paid by the Company to the Executive, or for the Executive's benefit, within ten business days after receipt of such determination and calculations.

                  (iii) The Executive and the Company shall each provide the Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Firm, and otherwise cooperate with the Firm in connection with the preparation and issuance of the determination contemplated by Section 19(a)(ii) hereof.

                  (iv) The fees and expenses of the Firm for its services in connection with the determinations and calculations contemplated by Section 19(a)(ii) hereof shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within ten business days after receipt from the Executive of a statement therefor and reasonable evidence of the Executive's payment thereof.

                  (v) The Executive agrees to notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim. The Executive agrees to further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive agrees not to pay such claim prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which the Executive gives such notice to the Company and
                           (b) the date that any payment with respect to such claim is due. If the Company notifies the Executive in writing at least five business days prior to the expiration of such period that it desires to contest such claim, the Executive agrees to:


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                           (a)      provide the Company with any written records
                                    or documents in the Executive's possession relating to such claim reasonably requested by the Company;

                           (b)      take such action in connection with
                                    contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                           (c) cooperate with the Company in good faith in order effectively to contest such claim; and

                           (d) permit the Company to participate in any proceedings relating to such claim;

                     provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 19(a)(v), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 19(a)(v) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the Executive's taxable year with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                     (vi) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 19(a)(v) hereof, the Executive receives any refund with respect to such claim, the Executive agrees (subject to the Company's complying with the requirements of
                           Section 19(a)(v) hereof) to promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the Executive's receipt of an amount advanced by the Company pursuant to Section 19(a)(v) hereof, a determination is made that the Executive is not entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 19(a).

           (b) Notwithstanding Section 19(a), in the event that the excess of (i) the amount of "parachute payments" (as defined in Section 280G of the Code) received by the Executive pursuant to this Agreement (or any other agreement between the Company and the Executive) over (ii) 2.99 times the Executive's "base amount" (as defined in Section 280G of the Code), is less than $50,000, the Executive agrees to waive such payments and benefits as he may choose so as to reduce the payments and benefits that he shall receive to an amount that will not result in any loss of a deduction to the Company for such payments and benefits pursuant to
                     Section 280G nor the imposition of an excise tax on the Executive for such payments and benefits pursuant to
                     Section 4999.

20.  WITHHOLDING OF TAXES

           The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

21.  LEGAL FEES AND EXPENSES

           It is the intent of the Company that the Executive not be required to incur the legal expenses associated with (i) the obtaining of any right or benefit under, this Agreement or (ii) the enforcement of his rights under this Agreement by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the interpretation or enforcement of this Agreement, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive under this Section 21.



                                                Dal-Tile International Inc.

                                                BY:
                                                   -----------------------------
                                                   Title:


                                                --------------------------------
                                                [Name]





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